Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of DXP Enterprises, Inc. (the "Company"), hereby certifies that, to my knowledge, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kent Yee
Kent Yee
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

November 5, 2026

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed as part of the Report or as a separate disclosure document.